Exhibit 1.1
Nobao Renewable Energy Holdings Limited
(a Cayman Islands exempted limited liability company)
18,000,000 American Depositary Shares
Each Representing Three Ordinary Shares
(Par Value US$0.0001 Per Ordinary Share)
UNDERWRITING AGREEMENT
[June 3], 2010
UBS AG
52/F Two International Finance Center
8 Finance Street
Central, Hong Kong.
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
U.S.A.
as Representatives of the several Underwriters
Ladies and Gentlemen:
Nobao Renewable Energy Holdings Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with UBS AG and Citigroup Global Markets Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom UBS AG and Citigroup Global Markets Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (“ADSs”), each ADS representing three ordinary shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”) set forth in Schedule A and Schedule B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,700,000 additional ADSs to cover over-allotments, if any. The aforesaid 18,000,000 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,700,000 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter referred to, collectively, as the “Securities.” Unless the context otherwise requires, each reference to the Initial Securities, the Option Securities or the Securities herein also includes the Ordinary Shares represented by such Securities.
The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities in the United States and internationally outside of the People’s Republic of China (“PRC”) as soon as the Representatives deem advisable after this Agreement has been executed and delivered. Solely for purposes of this Agreement, the term PRC excludes Taiwan, The Hong Kong Special Administrative Region (“Hong Kong”) and The Macau Special Administrative Region.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-166352), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The Company has filed with the Commission a registration statement on Form F-6 (No. 333-166918) covering the registration of the ADSs under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”), a registration statement as amended (the “1934 Act Registration Statement”), on Form 8-A (File No. 001-34750) under the 1934 Act to register, under Section 12(b) of the 1934 Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement dated as of on or about [•], 2010 (the “Deposit Agreement”), to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs. Each ADS will initially represent the right to receive three Ordinary Shares deposited pursuant to the Deposit Agreement.
Section 1. Representations and Warranties.
(a)	Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
(i)	Compliance with Registration Requirements. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; and the 1934 Act Registration Statement has become effective, as provided in Section 12 of the 1934 Act.

At the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery (as defined below)), the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information, if any, included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•]:00 [a/p]m (New York City time) on [•], 2010 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Prospectus, or any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the ADS Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act.

(A) At the time of filing the Registration Statement, the ADS Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purpose of this clause (B)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

The Registration Statement, any preliminary prospectus, the Prospectus and the ADS Registration Statement and the filing of the Registration Statement,

any preliminary prospectus, the Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization.

(ii)	Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the 1934 Act, and present fairly the financial position of the Company and its Subsidiaries (as defined below) at the dates indicated and the combined statements of comprehensive income, changes in equity and cash flows of the Company and its Subsidiaries for the periods specified; and said financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved. The supporting schedules present fairly in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(iii)	No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no change, nor any development or event involving a prospective change, that would, individually or in the aggregate, result in a material adverse effect in the business, properties, condition, financial or otherwise, or in the earnings or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries that would, singly or in the aggregate, result in a Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (D) there has been no material adverse change in the share capital, non-current indebtedness, combined net current assets or shareholders’ equity, combined operating profit or the total or per-share amounts of (loss) profit for the period of the Company and its Subsidiaries, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary that would, singly or in the aggregate, result in a Material Adverse Effect to the Company and the Subsidiaries taken as a whole.

(iv)	Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v)	Good Standing of Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or entity other than Eastern Well Holdings Limited (“Eastern Well”), Nuoxin Energy Technology (Shanghai) Co., Ltd. (“Nuoxin”) and Jiangxi Nobao Electronics Co., Ltd. (“Nobao”) (each a “Subsidiary” and collectively the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing in good standing (where applicable) under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing (where applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (where applicable) would not result in a Material Adverse Effect; and all of the issued and outstanding share capital or equity interest of each Subsidiary has been duly authorized and validly issued, and is fully paid and non-assessable, except for Nuoxin, whose paid-in capital was US$11,000,000 and was paid in accordance with laws and regulations of the PRC. None of the outstanding share capital or equity interest of any of the Subsidiaries was issued in violation of the preemptive or similar rights of any security holder of such entity. The only subsidiaries of the Company are the Subsidiaries listed on Exhibit 21.1 to the Registration Statement. Except as other disclosed in the General Disclosure Package and the Prospectus, the issued and outstanding share capital or equity interest of each of the Subsidiaries owned by the Company, directly or through subsidiaries, is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(vi)	Capitalization. The Securities and all other outstanding share capital of the Company have been duly authorized; the authorized and outstanding share capital of the Company conform to the description in the General Disclosure Package and the Prospectus and, upon the issuance and sale of the Initial Securities, the Company shall have an authorized and outstanding share capital as set forth under the column of the capitalization table labeled “Pro

Forma” in the “Capitalization” section of the Prospectus; all outstanding share capital of the Company, including the Ordinary Shares to be purchased by the Underwriters from the Selling Shareholders are and, when the Securities and the underlying Ordinary Shares have been issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement at the Closing Time or each Date of Delivery, as the case may be, such Securities will have been validly issued, fully paid and nonassessable and will conform to the information in the General Disclosure Package and to the description of such Securities contained in the Prospectus; the shareholders of the Company have no preemptive rights, or have waived any such rights, with respect to the Securities, and none of the outstanding share capital of the Company, including the Ordinary Shares to be purchased by the Underwriters from the Selling Shareholders, have been issued in violation of any preemptive or similar rights of any security holder; the Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement and the Deposit Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at the Closing Time or each Date of Delivery, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the memorandum and articles of association of the Company, as amended; except as disclosed in the General Disclosure Package and the Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Securities or the Securities under the laws of the Cayman Islands or the United States, as the case may be; and the Ordinary Shares represented by the Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Securities as contemplated by the Deposit Agreement.

(vii)	Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries have at all times possessed, and do possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, provincial, local or foreign regulatory agencies or bodies and have made all necessary filings required under any applicable law, regulation or rule necessary to conduct the business operated by them, except where the failure to do so would not, as of the date hereof, the Applicable Time and the date of the Prospectus, have a Material Adverse Effect; the Company and its Subsidiaries are, and have at all times been, in compliance with the terms and conditions of all such Governmental Licenses and all of the Governmental Licenses are valid and in full force and effect, except where the failure to do so would not have a Material Adverse Effect;

and neither the Company nor any of its Subsidiaries is in violation of, or in default under, or has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if subject of an unfavorable decision, ruling or finding, would, as of the date hereof, the Applicable Time and the date of the Prospectus, result in a Material Adverse Effect.

(viii)	SAFE Compliance. Except as disclosed in the General Disclosure Package and the Prospectus, the Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders who are PRC residents or PRC citizens, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(ix)	M&A Rules. The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by PRC companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

Except as disclosed in the General Disclosure Package and the Prospectus, the issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof, at the Closing Time on each Date of Delivery, affected by the M&A Rules or any published and written official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).

Except as disclosed in the General Disclosure Package and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the New York Stock Exchange, or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement.

The statements set forth in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering; any requirement to obtain prior CSRC approval could delay this offering and failure to obtain this approval, if required, could have a material adverse effect on our business, results of operations and reputation, as well as the trading price of our ADSs, and could also create uncertainties for this offering. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions,” when taken together with the statements under “Regulations—Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors,” are fair and accurate summaries in all material respects of the matters described therein, and no material information has been omitted from such summaries that would make the same misleading.

(x)	Independent Accountants. PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PricewaterhouseCoopers”), who have certified the financial statements and supporting schedules filed with the Commission as part of the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(xi)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xii)	Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Securities against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.

(xiii)	Listing. The ADSs have been approved for listing on the New York Stock Exchange, subject only to notice of issuance and evidence of satisfactory distribution.

(xiv)	Absence of Existing Defaults and Conflicts. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (A) in violation of its Organizational Documents (as defined below), (B) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) and, solely with respect to this clause (B), which default would have a Material Adverse Effect, (C) in violation of any applicable law, statute, regulation, rule, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Subsidiaries or any of their assets, properties or operations, or (D) in breach or in default of any of the Government Licenses.

(xv)	Absence of Existing Defaults and Conflicts Resulting from the Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein or therein and in the Registration Statement (including the issuance and sale of the Securities and the Ordinary Shares represented by the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments, nor will such action result in (A) any violation of the provisions of

Organizational Documents of the Company or any Subsidiary, (B) an violation of any applicable law, statute, regulation, rule, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, or (C) any breach or default of the Governmental Licenses. As used herein, “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto. A “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xvi)	Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its Subsidiaries or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvii)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened or contemplated, against or affecting the Company or any Subsidiary, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xviii)	Corporate Structure. The description of the corporate structure of the Company, as set forth in the General Disclosure Package and the Prospectus under the caption “Our Corporate History and Structure” and “Related Party Transactions” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or other document relating to the corporate structure of the Company and the Subsidiaries which has not been previously disclosed or made available to the Underwriters and, to the extent material to the Company, disclosed in the General Disclosure Package and the Prospectus.

(xix)	Accurate Disclosure. The statements in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Business,” “Regulations,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the material information required to be shown; provided, however, that the foregoing representation shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) hereof.

(xx)	Accuracy of Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or the Statutory Prospectus or required to be filed as exhibits to the Registration Statement or the ADS Registration Statement, that have not been described and filed as required.

(xxi)	Possession of Intellectual Property. Except as disclosed in the General Disclosure Package and the Prospectus, (A) the Company and its Subsidiaries either own, or possess adequate license, other rights to use or know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) as described in the General Disclosure Package and the Prospectus or which are necessary to carry on the business now operated by them; (B) [neither the Company nor any of its Subsidiaries has infringed or is infringing the intellectual property of a third party or has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate would result in a Material Adverse Effect;] and (C) the Company is not aware of, after due inquiry, any infringement or misappropriation of the

Intellectual Property owned by the Company or its subsidiaries by any third parties.

(xxii)	Absence of Further Requirements. Except as disclosed in the General Disclosure Package and the Prospectus, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any person (including any court or governmental authority or agency) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been already obtained or as may be required under state securities laws.

(xxiii)	Absence of Manipulation. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, representatives, agents, affiliates or controlling person has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxiv)	Title to Property. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind; and all of the leases and subleases held by the Company and the Subsidiaries are valid, subsisting, enforceable and in full force and effect, except as would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of any claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv)	Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be an “investment company” under the Investment Company Act of 1940, as amended.

(xxvi)	Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law, rule, regulation, decision or order of any governmental agency or body or any court having jurisdiction over it, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all necessary permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company and its Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its Subsidiaries, (D) to the best knowledge of the Company, there are no events or circumstances that would reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to, Hazardous Materials or any Environmental Laws, and (E) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxvii)	Registration Rights and Other Rights. Except as disclosed in the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

Except as disclosed in the General Disclosure Package and the Prospectus, (A) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or any other share capital of or other equity interests in the Company, (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or any other share capital of or other equity interests in the Company and (C) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Ordinary Shares; and no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any Ordinary Shares or any other share capital of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated by the Registration Statement.

(xxviii)	Accounting Controls. Except as disclosed in the General Disclosure Package and the Prospectus, the Company maintains a system of internal accounting controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such Internal Controls have been supervised by the Company’s chief executive officer and chief financial officer, or by persons acting under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Internal Controls are, or upon consummation of the offering of the Securities will be, overseen by the audit committee of the board (the “Audit Committee”) in accordance with the rules and regulations of the Commission under the 1934 Act.

(xxix)	Absence of Accounting Issues. Except as disclosed in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no adverse change in the material weaknesses or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated) and (2) no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) any significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls.

(xxx)	Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Prospectus accurately and fairly describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of the Critical Accounting Policies, and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package and the Prospectus, and have consulted with its independent accountants with regards to such disclosure.

(xxxi)	Compliance with the Sarbanes-Oxley Act. Except as disclosed in the General Disclosure Package and the Prospectus, the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(xxxii)	Payment of Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable federal, state, national, provincial, local and non-U.S. tax law, and have paid all taxes shown to be due on such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxxiii)	Insurance. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the PRC, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire, or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)	Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, except to the extent that a written consent for the use of data released by the relevant PRC government authority is not required under PRC law, the Company has obtained the written consent to the use of such data from such sources and such consent has not been revoked.

(xxxv)	Forward-Looking Statement. Each “forward-looking statement” (within the meaning of Section 27A of the 1944 Act or Section 21E of the 1934 Act) contained in the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(xxxvi)	Dividend Payment. Except as disclosed in the General Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital or equity interest, from repaying to the Company any loans or advances to such Subsidiary from the Company.

(xxxvii)	Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities and the underlying Ordinary Shares may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xxxviii)	Business Practices. Neither the Company, any of its Subsidiaries, any of their respective directors, officers, employees, nor, to the best knowledge of the Company, representatives or agents has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage of the Company; or violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any unlawful bribe, payoff, influence payment, kick back, payment or rebate. Each of the Company and its Subsidiaries has conducted their businesses in compliance with applicable anti-corruption laws and has instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(xxxix)	OFAC. Neither the Company, any of its Subsidiaries, any of their respective directors, officers, employees, nor, to the best knowledge of the Company, representatives or agents has conducted or entered into a contract to conduct any transaction with the governments or any of sub-division thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently, or at the time such transaction was conducted or such contract entered into were, the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”); and neither the Company nor any of its Subsidiaries has financed the activities of any person currently the subject of any U.S. sanctions administered by the OFAC. The Company will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by the OFAC. The Company represents that neither the Company, any of its Subsidiaries, any of their respective directors, officers, employees, nor, to the best knowledge of the Company, representatives or agents is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the OFAC or (B) located, organized or resident in a country or territory that is the subject of any sanctions administered or enforced by the OFAC.

(xl)	Anti-Money Laundering Laws. Neither the Company, any of its Subsidiaries, any of their respective directors, officers, employees, nor, to the best knowledge of the Company, representatives or agents has violated, and the Company’s participation in the offering will not violate, any Anti-Money Laundering Laws (as defined below). As used herein, “Anti-Money Laundering Laws” means all applicable federal, state, national, provincial, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures published by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, in each case as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xli)	No Finder’s Fee. Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby or by the Registration Statement.

(xlii)	Related Party Transactions. Since January 1, 2007, there have been no material relationships or transactions between the Company or any of its Subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the General Disclosure Package and the Prospectus.

(xliii)	Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2010, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(xliv)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xlv)	No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in PRC, Hong Kong and the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Securities by the Company, the sale and delivery of the Ordinary Shares represented by the Securities by the Selling Shareholders, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters, (B) the purchase from the Company and the Selling Shareholders and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement)

and the issuance and delivery of the ADRs evidencing the Securities or (D) the execution and delivery of this Agreement or the Deposit Agreement.
(xlvi)	Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and, to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement, the Deposit Agreement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder; provided such documents are executed and remain outside the Cayman Islands.

(xlvii)	Validity of Choice of Law. The choices of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement are valid choices of law under the laws of the Cayman Islands, Hong Kong and PRC and, except as disclosed in the General Disclosure Package and the Prospectus, will be honored by courts in the Cayman Islands, Hong Kong and PRC, subject to compliance with relevant civil procedural requirements in the PRC, except for, with respect to Cayman Islands, those laws (x) which a Cayman Islands court considers to be procedural in nature, (y) which are revenue or penal laws, or (z) the application of which would be inconsistent with public policy as such term is interpreted under the laws of Cayman Islands. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 of this Agreement and Section 7.6 of the Deposit Agreement.

(xlviii)	No Immunity. Neither the Company nor any Subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, Hong Kong, PRC, New York or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Securities; and, to the extent that the Company, or any Subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement and Section 7.6 of the Deposit Agreement.
(xlix)	Judgment Currency. Any final and in personam judgment for a fixed sum of money (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by a New York Court in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts; provided that (A) such New York Court had proper jurisdiction over the parties subject to such judgment; (B) such New York Court did not contravene the rules of natural justice of the Cayman Islands; (C) such judgment was not obtained by fraud; (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(l)	No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of the Closing Time or any Date of Delivery and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

(li)	Employee Benefits. Except as disclosed in the General Disclosure Package and the Prospectus and as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and the Subsidiaries have no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any Subsidiary, or to any other person; and the Company and its Subsidiaries are in compliance with all applicable laws relating to employee benefits.

(lii)	No Broker-Dealer Affiliation. There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and the Company or any of the officers or directors of the Company or the Subsidiaries, or holders of 5% or greater of the securities of the Company.

(liii)	No Additional Sale of Securities. Except as disclosed in the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the 1933 Act.

(liv)	Lock-Up Agreement. Each entity or person whose name is set forth on Schedule D hereto has furnished to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit D hereto (each such letter a “Lock-Up Agreement”).
(b)	Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants, as to and in respect of itself, to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:
(i)	Good Standing. Such Selling Shareholder that is a corporation has been duly organized and is validly existing as a company in good standing in its jurisdiction of formation, if applicable.

(ii)	Accurate Disclosure. The statements relating to such Selling Shareholder in the General Disclosure Package, the Prospectus or any amendments or supplements thereto (including any prospectus wrapper) do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Subsidiary of the Company which is not disclosed in the General Disclosure Package or the Prospectus; provided, however, that the foregoing representation shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to such Selling Shareholder or the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) hereof.

(iii)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iv)	Absence of Existing Defaults and Conflicts Resulting from the Transaction. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of Organizational Documents of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over such Selling Shareholder or any of its properties.

(v)	Valid Title. Such Selling Shareholder has, and at the Closing Time and each Date of Delivery will have (A) valid title to the Ordinary Shares underlying the Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and (B) the legal right and power and any authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

(vi)	Ordinary Shares Freely Depositable. The Ordinary Shares represented by the Securities to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the Securities representing such Ordinary Shares so deposited by such Selling Shareholder.

(vii)	Security Interests. Upon payment for the Securities to be sold by such Selling Shareholder under this Agreement and the crediting of such Securities to a securities account maintained by the Representatives at The Depository Trust Company (the “DTC”) or its nominee, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”)) with respect to such Securities, and no action based on an “adverse claim” (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such securities entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of Section 8-105 of the UCC.
(viii)	Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any person (including any court or governmental authority or agency) is necessary or required for the performance by each Selling Shareholder of its obligations in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under state securities laws.

(x)	No Association with the FINRA. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with, any member firm of the FINRA.

(xi)	No Conflicting Obligations. The Ordinary Shares to be sold by such Selling Shareholder hereunder are subject to the interest of the Underwriters, and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law or the occurrence of any other event.

(xii)	No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby or by the Registration Statement.

(xiii)	No Stamp or Transaction Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Ordinary Shares represented by the Securities by such Selling Shareholder, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Securities, or (D) the execution and delivery of this Agreement; provided that this Agreement is executed outside of and not brought into the Cayman Islands.
(xiv)	No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Time or any Date of Delivery and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities by the Selling Shareholders, including any free writing prospectus.

(xv)	No Registration Rights. Except as disclosed in the General Disclosure Package and the Prospectus, such Selling Shareholder does not have, or has waived prior to the date hereof, any registration rights or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in this offering.

(xvi)	No Pre-emptive Rights. Except as disclosed in the General Disclosure Package and the Prospectus, such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, except as disclosed in the General Disclosure Package and the Prospectus.

(xvii)	OFAC. Neither a Selling Shareholder, any of its directors, officers, employees, nor, to its best knowledge, representatives or agents has conducted or entered into a contract to conduct any transaction with the governments or any of sub-division thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently, or at the time such transaction was conducted or such contract entered into were, the subject of any U.S. sanctions administered by the OFAC; and such Selling Shareholder has not financed the activities of any person currently the subject of any U.S. sanctions administered by the OFAC. Such Selling Shareholder will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by the OFAC. Each of the Selling Shareholders represents that neither it nor any of its subsidiaries nor any of its respective directors, officers, employees, representatives or agents is a Person that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the OFAC or (B) located, organized or resident in a country or territory that is the subject of any sanctions administered or enforced by the OFAC.
(xviii)	Anti-Money Laundering Laws. Neither of the Selling Shareholders, any of its directors, officers, employees, nor, to its best knowledge, representatives or agents has violated, and each Selling Shareholder’s participation in the offering will not violate, any Anti-Money Laundering Laws. Each Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.
(c)	Further Representations. Tai Feng Investments Limited (“Tai Feng”) further represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, that the representations and warranties contained in Section 1(a) are true and correct. Tai Feng has reviewed the Registration Statement, the General Disclosure Package and the Prospectus and none of the General Disclosure Package, the Prospectus or any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	Officer’s Certificates. Any certificate signed by any executive officer of the Company delivered to the Representatives or to the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.
Section 2. Sale and Delivery to Underwriters; Closing.
(a)	Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per ADS set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)	Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,700,000 Option Securities, as set forth in Schedule B, at the price per ADS set forth in Schedule C, less an amount, if any, per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice two Business Days (as defined below) prior to the date and time of delivery specified therein by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. Business Day means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of New York.
(c)	Payment. The Company will deliver the Initial Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the DTC in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters by wire transfer in immediately available funds to an account at a bank reasonably acceptable to the Representatives drawn to the order of the Company, at 9:00 A.M., (New York City time), on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) Business Day after the date hereof (unless postponed in accordance with the provisions of Section 10), or at such other time not later than seven Business Days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

The parties to this Agreement understand that each Underwriter has authorized the Representatives, for each such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase.

The Underwriters shall deduct from the amount so payable to the Company and/or the Selling Shareholders pursuant to this Section 2(c) the gross commissions to the

Underwriters and all expenses payable by the Company and the Selling Shareholders under Section 4(a) of this Agreement.
(d)	Denominations; Registration. The ADRs evidencing the Initial Securities and the Option Securities, if any, shall be in definitive form, in such denominations and registered in such names as the Representatives may request in writing at least one full Business Day before the Closing Time or such Date of Delivery, as the case may be.
Section 3. Covenants of the Company and the Selling Shareholders.
(a)	The Company covenants with each Underwriter as follows:
(i)	Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the 1934 Act Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the 1934 Act Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the 1934 Act Registration Statement, the ADS Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation, or to the best knowledge of the Company, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)	Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, the ADS Registration Statement or the 1934 Act Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or rules and regulations of the Commission under the 1934 Act within 48 hours prior to the Applicable Time; and the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(iii)	Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, conformed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

(iv)	Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

(v)	Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement or Issuer Free Writing Prospectus as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or Issuer Free Writing Prospectus as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)	Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions within or outside of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii)	Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii)	Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds” and file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the 1933 Act.

(ix)	Listing. The Company will use its best efforts to maintain the listing of the ADSs (including the Securities) on the New York Stock Exchange.

(x)	Restriction on Sale of ADSs and Ordinary Shares. For the period of 180 days after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives on behalf of the Underwriters, (i) directly or indirectly, offer, sell, pledge, contract to sell, announce the intention to sell, issue, lend, grant or purchase any option, right or warrant for the sale of, or otherwise dispose of or transfer, any ADSs, Ordinary Shares underlying the ADSs or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (the “Lock-up Securities”), (ii) file or publicly disclose its intention to file any registration statement under the 1933 Act with respect to any of the foregoing, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale and transfer of the ADSs and the underlying Ordinary Shares in the current offering, (B) the issuance of share options to the Company’s directors, officers, employees, consultants and advisors or, (C) the issuance of the Ordinary Shares upon the exercise of share options issued by the Company pursuant to the share option plan existing on the date of this Agreement.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company releases earnings results or material news about the Company or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will make an earnings release or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause (x) shall continue to apply until the expiration of the 18-day period beginning on the release of the earnings results or the material news or the occurrence of the material event, unless the Representatives waive such extension in writing. The Company will promptly provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
(xi)	Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder. During the five-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon written request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the 1934 Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(xii)	Performance of Obligations. The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Time and each Date of Delivery and to satisfy all conditions precedent to the delivery of the Initial Securities and the Option Securities.

(xiii)	No Stabilization. The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the 1933 Act) not to take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiv)	SAFE Compliance. The Company shall take all reasonable steps to comply with, and to require all of the Company’s shareholders who, to the best knowledge of the Company, are PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations, including, without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xv)	Transfer Restrictions. The Company shall at all times maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall take reasonable steps to ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.

(xvi)	Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADR evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement at the Closing Time and each Date of Delivery.

(xvii)	Cayman Islands Approvals. The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xviii)	Sarbanes Oxley Act. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s Subsidiaries and their respective directors and officers, in their capacities as such, to comply with the applicable provisions of Sarbanes-Oxley Act.

(xix)	OFAC. The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or in any country or territory that, currently or at the time of such use, is the subject of any U.S. sanctions administered by the OFAC.
(b)	Each of the Selling Shareholders, severally but not jointly, covenants with each Underwriter as follows:
(i)	Restriction on Sale of ADSs and Ordinary Shares. Each Selling Shareholder agrees to comply with its obligations set forth in the Lock-Up Agreement executed and delivered by it.

(ii)	Sales of Securities. Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 3(b)(i) during the period from the date of this Agreement to and including the 34th day following the expiration of the relevant Lock-Up Period, each Selling Shareholder will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the relevant Lock-Up Period (as such may have been extended pursuant to Section 3(b)(i)) has expired.

(iii)	W-9 / W-8 Form. Each Selling Shareholder agrees to procure delivery to the Representatives on or prior to the Closing Time a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(iv)	Interest of Underwriters. Each Selling Shareholder acknowledges that the Securities to be sold by the Selling Shareholders hereunder are subject to the interests of the Underwriters and that the obligations of the Selling Shareholders hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(v)	Material Event. Each Selling Shareholder agrees to notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Securities as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Prospectus, the Registration Statement or the ADS Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading.
(vi)	Further Agreement. Each Selling Shareholder agrees to cooperate to the extent necessary to cause the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to the Closing Time and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Securities and underlying Ordinary Shares to be sold by such Selling Shareholder pursuant to this Agreement.

(vii)	Taxes. Each Selling Shareholder agrees to pay, or cause to be paid all taxes, if any, on the transfer and sale of the Securities being sold by such Selling Shareholder.

(viii)	No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
(c)	Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholders represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholders represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission when required, legending and record keeping.
Section 4. Payment of Expenses.
(a)	Expenses. The Company and the Selling Shareholders jointly and severally agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS

Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the ADRs evidencing the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel of the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants of the Company, and 50% of the cost of aircraft and other transportation chartered by the Company in connection with the road show, (ix) the filing fees incident to the review by the FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (xi) the costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of the DTC and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).
(b)	Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of [Section 5, Section 9(a) or Section 11] hereof, the Company and the Selling Shareholders, jointly and severally, shall, in addition to paying the amounts described in Section 4(a) above, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

(c)	Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.
Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their covenants and other obligations hereunder, and to the following further conditions:
If any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 1, Section 6, Section 7 and Section 8 shall survive any such termination and remain in full force and effect.
(a)	Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement have become effective and at the Closing Time and each Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the 1933 Act or the 1934 Act, as the case may be, or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)	Opinion of U.S. Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of O’Melveny & Myers LLP, U.S. counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 and to such further effect as the Representatives may reasonably request.

(c)	Opinion of Cayman Islands Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Conyers, Dill & Pearman, Cayman Islands counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-2 and to such further effect as the Representatives may reasonably request.

(d)	Opinion of PRC Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion addressed to the Company, dated as of the Closing Time or such Date of Delivery, as the case may be, of Commerce & Finance Law Offices, PRC counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-3 and to such further effect as the Representatives may reasonably request.

(e)	Opinion of Hong Kong Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion addressed to the Representatives, dated as of the Closing Time or such Date of Delivery, as the case may be, of Cheung & Liu, Solicitors, Hong Kong counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Representatives, to the effect set forth in Exhibit A-4 and to such further effect as the Representatives may reasonably request.

(f)	Opinion of U.S. Counsel for the Selling Shareholders. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of O’Melveny & Myers LLP, U.S. counsel for the Selling Shareholders, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B-1 hereto and to such further effect as the Representatives may reasonably request.

(g)	Opinion of Local Counsel for the Selling Shareholders. At the Closing Time and each Date of Delivery, the Representatives shall have received opinions, addressed to the Representatives, dated as of the Closing Time or such Date of Delivery, as the case may be, of Conyers Dill & Pearman, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B-2 and Exhibit B-3 hereto, and to such further effect as the Representatives may reasonably request.

(h)	Opinion of Depositary’s Counsel. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of Closing Time or such Date of Delivery, as the case may be, of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C-1 hereto and to such further effect as the Representatives may reasonably request.

(i)	Opinion of U.S. Counsel for the Underwriters. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Shearman & Sterling

LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(j)	Opinion of PRC Counsel for the Underwriters. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Fangda Partners, in form and substance satisfactory to the Representatives.

(k)	Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Securities in accordance with the Deposit Agreement.

(l)	Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Securities against issuance of the ADRs evidencing the Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(m)	Form W-9 / W-8. At or prior to the Closing Time, the Representatives shall have received United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(n)	Eligible for DTC Clearance. At or prior to the Closing Time and each Date of Delivery, the Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(o)	No Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(p)	Officers’ Certificates. At the Closing Time and each Date of Delivery, there shall not have been, since the date hereof, any material adverse change in the business, properties, condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business. The Representatives shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated as of the Closing Time and each Date of Delivery, to the effect that (i) there has been no such material adverse change, nor any development or event involving a prospective material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time or such Date of Delivery, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and such Date of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(q)	Certificate of Selling Shareholders. At the Closing Time and each Date of Delivery, the Representatives shall have received a certificate from each Selling Shareholder, dated as of the Closing Time or such Date of Delivery, as the case may be, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and such Date of Delivery, as the case may be, and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time and such Date of Delivery.

(r)	Accountant’s Comfort Letter at the Execution of this Agreement. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(s)	Bring-down Comfort Letter. At the Closing Time and each Date of Delivery, the Representatives shall have received from PricewaterhouseCoopers a letter, dated as of the Closing Time or such Date of Delivery, as the case may be, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(t)	Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(u)	No Objection. The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(v)	Lock-up Agreements. At the date of this Agreement, the Lock-Up Agreements signed by the persons listed on Schedule D hereto shall remain in force and not have been repudiated by any of the parties to such agreements.

(w)	Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Time, a Delivery Date or otherwise.
Section 6. Indemnification.
(a)	Indemnification of Underwriters.
(1)	The Company and Tai Feng, jointly and severally, agree to indemnify and hold harmless each Underwriter, its partners, directors, officers, affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons as follows:
(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and Tai Feng;

(iii)	against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this subsection (a) (1) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The parties hereto understand and agree that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below[; provided, further, that the liability of Tai Feng pursuant to this Section 6(a)(1) shall not exceed the product of (i) the number of ADSs sold by Tai Feng to the Underwriters hereunder and (ii) the public offering price per ADS as set forth in Schedule C attached hereto].

(2)	China Environmental Fund III, L.P. (“CEF”) agrees to indemnify and hold harmless each Underwriter, each of its Affiliates, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons as follows:
(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CEF contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including the

Rule 430A Information or the omission or alleged omission therefrom of a material fact relating to CEF required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CEF included in the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact relating to CEF necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission relating to CEF; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of CEF;

(iii)	against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;
provided, however, that this subsection (a) (2) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The parties hereto understand and agree that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b)	Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnities contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein. The parties hereto understand and agree that the only such information concerning such Underwriter furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures and sales to discretionary accounts appearing in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information contained in the first paragraph under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” discussing possible stabilization measures and the information contained in the second paragraph under the heading “Underwriting—Electronic Prospectus.”

(c)	Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(i) effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
Section 7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.
Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

Section 9. Termination of Agreement.
(a)	Termination; General. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus and General Disclosure Package, any material adverse change or any development involving a prospective change in the business, properties, condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, the effect of which change or development is, individually or together with any other event specified in this clause, in the sole judgment of the Representatives, material and adverse such as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States, PRC, Hong Kong, the Cayman Islands or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S., Cayman Islands, Hong Kong, PRC or international political, financial or economic conditions, in each case the effect of which is, individually or together with any other event specified in this clause, such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (iii) if trading generally has been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq global market, Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or (iv) if trading of any securities of the Company on any exchange or in any over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (vi) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, PRC or Hong Kong or if a banking moratorium has been declared by either Federal or New York authorities or authorities in PRC or Hong Kong.

If the Representatives elect to terminate this agreement as provided in Section 9, the Company, the Selling Shareholders and each other Underwriter shall be notified promptly in writing.

(b)	Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 1, Section 6, Section 7 and Section 8 shall survive such termination and remain in full force and effect.
Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(a)	if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)	if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
Section 11. Default by the Company.
If the Company shall fail at the Closing Time or at any Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 15 and

Section 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
Section 12. Taxation. Except as disclosed in the General Disclosure Package and the Prospectus, all amounts payable to the Underwriters under the terms of this agreement are exclusive of value added tax, goods and services tax, business tax, stamp duty, withholding taxes (but, for the avoidance of doubt, only those withholding taxes applicable to gross income or gross receipts of the Underwriters received by the Underwriters pursuant to this Agreement) and/or any other similar taxes (the “Taxes”). The Company represents that, except as disclosed in the General Disclosure Package and the Prospectus, it is not carrying on business in the PRC and/or it is a tax resident of the Cayman Islands and no other jurisdictions for tax purposes. However, if for whatever reason, the Company is treated as a PRC tax resident or it has a permanent establishment in the PRC after the date hereto, the Company shall co-operate with the Underwriters and comply with the relevant PRC tax laws and regulations in the tax clearance process. The Company shall pay such additional amounts as may be necessary in order that, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by any taxing authority of any jurisdiction from which such payment is made, every payment to the Underwriters will not be less than the amount provided for herein. In the event the Company must pay Taxes to a relevant taxing authority, the Company shall forward to the Underwriters for their records an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment. All amounts charged by the Underwriters will be invoiced together with the Taxes, where appropriate. All the payments should be made by the Company from its own bank account outside China. The Underwriters agree to provide the Company with any and all forms or other documentation or information that the Company reasonably requests to enable the Company to minimize the amount of any such Taxes.
Section 13. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby.
Section 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to UBS AG, 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, attention of Legal and Compliance; and Citigroup Global Markets Inc., 388 Greenwich

Street, New York, NY 10013, USA, attention of the General Counsel; notices to the Company shall be directed to it at Building 4, No. 150 Yonghe Road, Shanghai, 200072, People’s Republic of China, attention of Chief Executive Officer; and notices to the Selling Shareholders shall be directed to the addresses as set forth on Schedule B hereof.
Section 15. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
Section 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Section 6 and Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
The Company and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and each Selling Shareholders irrevocably appoint CT Corporation System, currently of 111 Eighth Avenue, New York, NY, 10011, as each of their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company or] Selling Shareholder by the person serving the same to the address provided in Section 14 hereof, shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder in any such suit or proceeding. The Company and such Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
Section 18. Judgment Currency. The obligations of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.
Section 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

Nobao Renewable Energy Holdings Limited

By
Name:
Title:

Very truly yours,

China Environment Fund III, L.P.

By:
Name:
as attorney for and on behalf of China Environment Fund III Holdings, Ltd. acting as General Partner for and on behalf of China Environment Fund III Management, L.P. which in turn is acting as General Partner for China Environment Fund III, L.P.

Very truly yours,

Tai Feng Investments Limited

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
          as of the date first above written:
UBS AG

By:
Name:
Title:

By:
Name:
Title:
Citigroup Global Markets Inc.

By:
Name:
Title:
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A
UNDERWRITERS

Number of
Name of Underwriters	Initial Securities
UBS AG	[•]

Citigroup Global Markets Inc.	[•]

JMP Securities LLC	[•]

Total	18,000,000

Sch A - 1

SCHEDULE B

	Number of Initial	Maximum Number of Option
	Securities to be Sold	Securities to Be Sold
Nobao Renewable Energy Holdings Limited	18,000,000

The Selling Shareholders:

Tai Feng Investments		810,000
Limited
Building 4
No. 150 Yonghe Road
Shanghai 200072
People’s Republic of China

China Environment Fund III, L.P.		1,890,000
A2302, SP Tower
Tsinghua Science Park
Beijing 100084
People’s Republic of China

Total	18,000,000	2,700,000
Sch B - 1

SCHEDULE C
18,000,000 American Depositary Shares
(Par Value US$0.0001 Per Ordinary Share)
1. The initial public offering price per ADS, determined as provided in said Section 2, shall be US$[•].
Sch C - 1

SCHEDULE D
Lock-Up Persons
Sch D - 1

[SCHEDULE E]
Issuer General Use Free Writing Prospectus
Sch E - 1